UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2016

Gran Tierra Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34018	98-0479924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200, 150-13th Avenue S.W.

Calgary, Alberta, Canada

T2R 0V2

(Address of principal executive offices and Zip Code)

(403) 265-3221

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Bridge Loan Facility

On August 23, 2016, Gran Tierra Energy Inc. (“Gran Tierra”), Scotiabank, as administrative agent, and the lenders party to Gran Tierra’s existing secured revolving credit facility entered into an amendment to the terms of that credit facility to add a bridge term loan facility (the “Bridge Loan Facility”), pursuant to which the lenders will provide $130 million in secured bridge loan financing to fund a portion of the purchase price of the Acquisition (as defined below). The Bridge Loan Facility has a term of 364 days, bears interest at USD LIBOR plus 6%, and has customary bridge facility repayment terms, providing for the prepayment of the Bridge Loan Facility upon the occurrence of certain events, including certain debt issuances. It is otherwise on substantially the same terms as the existing secured revolving credit facility.

The foregoing description of the Bridge Loan Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Loan Facility, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein. Dollar references herein are in U.S. dollars.

Item 2.01	Completion of Acquisition or Disposition of Assets.

PetroLatina Acquisition

On August 23, 2016 (the “Closing Date”), Gran Tierra completed its previously announced acquisition (the “Acquisition”) of Petrolatina Energy Limited (“PetroLatina”) in accordance with the terms and conditions of the previously filed share purchase agreement (the “Acquisition Agreement”) between Gran Tierra Energy International Holdings Ltd., a wholly-owned indirect subsidiary of Gran Tierra, Tribeca Oil & Gas Inc., Macquarie Bank Limited and Rorick Ventures Group Inc., as vendors (the “Vendors”), and Petrolatina Energy Limited (“PetroLatina”), dated June 30, 2016. The purchase price of the Acquisition was approximately $525 million, consisting of an initial payment of $500 million at closing, subject to closing adjustments, and a deferred payment of $25 million no later than December 31, 2016. PetroLatina is a private, independent exploration and production company with assets primarily in the Middle Magdalena Valley Basin of Colombia. PetroLatina holds approximately 469,000 working interest acres in the Middle Magdalena Valley Basin, Llanos Basin and Putumayo Basin of Colombia and proved, probable and possible reserves, net after royalty, of 18,795 MMbbl, 28,028 MMbbl and 39,856 MMbbl, respectively, at December 31, 2015, using SEC pricing. Estimates of PetroLatina’s 2015 oil and gas reserves were prepared in connection with the Acquisition by McDaniel & Associates Consultants Ltd., an independent third-party petroleum engineering firm.

Gran Tierra funded the Acquisition through a combination of cash on hand, borrowings under Gran Tierra’s existing credit facilities, borrowings under the Bridge Loan Facility, and the proceeds of a previously disclosed private placement of subscription receipts (“Subscription Receipts”).

The foregoing description is qualified in its entirety by reference to the full text of the Acquisition Agreement, which was filed as Exhibit 2.1 to Gran Tierra’s Current Report on Form 8-K filed on July 7, 2016 and is incorporated in this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities.

As previously disclosed on Gran Tierra’s Form 8-K filed on July 14, 2016, Gran Tierra completed a private placement of 57,835,134 Subscription Receipts on July 8, 2016 to certain qualified institutional buyers and accredited investors in a private placement conducted in reliance on Section 4(a)(2) of the Securities Act and in certain provinces of Canada under applicable accredited investor and director and executive officer private placement exemptions. Each Subscription Receipt entitled the holder thereof to receive one share of common stock in the capital of the Company (“Common Share”) upon satisfaction of certain conditions. On August 23, 2016, all conditions to the issuance of the Common Shares to the holders of the Subscription Receipts were satisfied. The Subscription Receipts have been exchanged for 57,835,314 Common Shares in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

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Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Any financial statements that may be required by this Item 9.01, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

Any pro forma financial information that may be required by this Item 9.01, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description
10.1	Bridge Loan Facility between Gran Tierra Energy Inc. and Scotiabank.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2016

GRAN TIERRA ENERGY INC.

	By:	/s/ David Hardy
	Name:	David Hardy
	Title:	V.P. Legal and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Bridge Loan Facility between Gran Tierra Energy Inc. and Scotiabank.

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